Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 27, 2016, with respect to the financial statements and supplemental schedule included in the Annual Report of Navistar, Inc. Retirement Accumulation Plan on Form 11-K for the year ended December 31, 2015. We consent to the incorporation by reference of said report in the Registration Statement of Navistar International Corporation on Form S-8 (File No. 333-162266 effective October 1, 2009).

/s/ Grant Thornton LLP

Chicago, Illinois

June 27, 2016